UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934
Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
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☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☐	Definitive Additional Materials
☒	Soliciting Material Pursuant to Section 240.14a-12
ANDRX CORPORATION

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant
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(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

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☐	Fee paid previously with preliminary materials.
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Filed by Andrx Corporation
Pursuant to Rule 14a-12
Under the Securities Exchange Act of 1934
Subject Company: Andrx Corporation
Andrx Corporation has filed a Form 8-K with the Securities and Exchange Commission (the “SEC”) regarding the proposed merger of Watson Pharmaceuticals, Inc. and Andrx Corporation, which includes a copy of the definitive merger agreement. All parties desiring details regarding the conditions of this transaction are urged to review the contents of the definitive agreement, which is available at the SEC’s website at http://www.sec.gov.
This filing may be deemed to be solicitation material in respect of the proposed merger of Watson and Andrx. In connection with the proposed merger, Andrx filed a definitive proxy statement with the SEC. INVESTORS AND SECURITY HOLDERS OF ANDRX ARE ADVISED TO READ THE DEFINITIVE PROXY STATEMENT AND ANY OTHER RELEVANT DOCUMENTS FILED WITH THE SEC WHEN THEY BECOME AVAILABLE BECAUSE THE DEFINITIVE PROXY STATEMENT CONTAINS, AND THOSE OTHER DOCUMENTS WILL CONTAIN, IMPORTANT INFORMATION ABOUT THE PROPOSED MERGER. The definitive proxy statement was mailed to stockholders of Andrx on or about May 23, 2006. Investors and security holders may obtain a free copy of the definitive proxy statement and other documents filed by Andrx with the SEC, at the SEC’s web site at http://www.sec.gov. Free copies of the definitive proxy statement and Andrx’s other filings with the SEC may also be obtained from Andrx. Free copies of Andrx’s filings may be obtained by directing a request to Andrx Corporation, 4955 Orange Drive, Davie, Florida 33314, Attention: Investor Relations.
Participants in Solicitation:
Andrx, Watson and their respective directors, executive officers and other members of their management and employees may be deemed to be soliciting proxies from their respective stockholders in favor of the merger. Information regarding Watson’s directors and executive officers is available in Watson’s proxy statement for its 2006 annual meeting of stockholders, which was filed with the SEC on April 4, 2006. Information regarding Andrx’s directors and executive officers is available in Andrx’s annual report on Form 10-K/A for the year ended December 31, 2005, which was filed with the SEC on May 1, 2006. Additional information regarding the interests of such potential participants will be included in the proxy statement and the other relevant documents filed with the SEC when they become available.
In connection with the merger, Watson and Andrx intend to file relevant materials with the SEC. In connection with the merger on May 18, 2006, Andrx filed a definitive proxy statement with the SEC. Investors and security holders of Watson and Andrx are urged to read Andrx’s definitive proxy statement. The definitive proxy statement contains important information about Watson, Andrx and the merger. The definitive proxy statement and any other documents filed by Watson and Andrx with the SEC may be obtained free of charge at the SEC’s Web site at www.sec.gov. In addition, investors and security holders may obtain free copies of the documents filed with the SEC by Watson by directing a written request to Watson Pharmaceuticals, Inc., 311 Bonnie Circle, Corona, California, 92880, ATTN: Investor Relations or Andrx, 8151 Peters Road, Plantation, Florida, 33324, ATTN: Investor Relations. Investors

and security holders are urged to read the definitive proxy statement and the other relevant materials when they become available before making any voting or investment decision with respect to the merger. Andrx and its directors and executive officers and other members of its management and employees may be deemed to be soliciting proxies from its stockholders in favor of the merger. Information regarding Andrx’s directors and executive officers is available in Andrx’s annual report on Form 10-K/A for the year ended December 31, 2005, which was filed with the SEC on May 1, 2006. Additional information regarding the interests of such potential participants is included in the definitive proxy statement referred to above and will be included in the other relevant documents filed with the SEC when they become available.

On June 8, 2006, Andrx Corporation sent the following memorandum to its employees.

Date:	June 8, 2006

To:	All Employees

From:	Thomas P. Rice

Subject:	Severance Plan Upon Change in Control

As a follow up to previous communications, I am pleased to inform you that our Board of Directors recently adopted the formal “Andrx Corporation Change of Control Employee Severance Plan” under the Employee Retirement Security Income Act (ERISA).
The purpose of the Severance Plan is to offer protection to employees if their position with Andrx (“Company”) is eliminated in connection with a change in control of the Company. For purposes of the Severance Plan, the proposed merger of Andrx with Watson Pharmaceuticals, if consummated, qualifies as a change in control under the Severance Plan. Dr. Allen Chao, CEO and founder of Watson, who visited Andrx at the end of March, indicated that his intentions were to continue to operate Anda as a stand-alone business unit and to establish Andrx Pharmaceuticals as the controlled-release technology center of excellence within Watson’s generic business unit. He further indicated his eagerness to invest in and grow these two business units. Accordingly, employees of these business units, including applicable Shared Services groups (including Accounting and Finance, Human Resources and IT), should feel confident that their positions are not at risk due to the planned merger.
Regrettably, as in all merger situations, there will be some overlap, primarily corporate functions, and there will be some loss of positions in these areas. As defined in this Severance Plan, in the event that the merger eliminates an Andrx employee’s position, such employee will receive severance.
In the near future, everyone will be receiving a copy of the formal Severance Plan, which also serves as the summary plan description. Because the Plan is an ERISA Plan, we are required by law to distribute the Plan to all eligible employees. As this is going to all eligible employees, this is no way indicates that we feel your position is at risk because of the pending merger of Andrx with Watson Pharmaceuticals. I suggest you carefully read the Severance Plan, which contains detailed provisions, and keep a copy of the Severance Plan with your important records. If you are unsure of the meaning of any of the terms in this summary memo, please refer to the Severance Plan for more specific information or contact our Human Resources department.
ELIGIBLE EMPLOYEES
In general, regular, full-time, exempt and non-exempt employees of the Company at job band levels 1 through 10 are covered by the Severance Plan. The Severance Plan does not cover employees at job band levels higher than 10, any temporary employee, or any independent contractor or consultant.

QUALIFYING TERMINATION
If you are an eligible employee under the Severance Plan and experience a qualifying termination of employment at any time during the 12-month period following a change in control, you will become entitled to a severance payment under the Severance Plan. A “qualifying termination” generally means:
•	A termination of employment by the Company or an affiliate without cause or the elimination of their position (as defined in the Severance Plan)

•	A termination of employment by employee for good reason (as defined in the Severance Plan)
SEVERANCE PAYMENT
Amount of Severance
If you are an eligible employee and experience a qualifying termination of employment and become entitled to a severance payment under the Severance Plan’s terms and execute the release described below, you will receive a payment, which is calculated based upon your job band, as follows:

JOB BAND	BASE SALARY
9-10	Twenty-six (26) weeks
1-8	Six (6) weeks, plus two (2) additional weeks for each full year of completed service, up to an aggregate maximum of twenty-six (26) weeks

Job bands are generally determined as of the date immediately prior to the change in control. If you are unsure of your job band level or have any other questions, please contact your supervisor or your human resources representative.
If you have a written, executed Employment Agreement with the Company that provides for specific severance in connection with a termination of employment, the severance payments specified in the Severance Plan will be offset by the amounts to which you are entitled and are paid under the terms of that other agreement.
Statutory entitlements, as well as applicable withholding tax, will reduce the severance payment.
Release
The severance payment is conditioned upon you signing a release of claims in the form attached to the Severance Plan. By accepting a severance payment, you will acknowledge any restrictive covenants to which you are subject, such as non-competition and confidentiality restrictions in any agreement between you and the Company.
Timing of Payment
A severance payment, net of statutory entitlements, as well as applicable withholding tax, will be paid in the form of a single, lump sum cash payment within 10 business days following the date of a qualifying termination of employment and the execution and receipt of the release as well as the expiration period of any applicable revocation period.

This memo is intended to provide a non-technical summary of certain key terms of the Severance Plan. This memo does not contain a full restatement of the terms, provisions or definitions of the Severance Plan (which itself is intended to serve as the summary plan description), and many of the terms used in this memo have more specific meanings in the Severance Plan. If any conflict should arise between this memo and the Severance Plan, or if any point is not covered in this memo or is only partially covered, the terms of the Severance Plan will govern in all cases.